UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, GoPro, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Meeting"). As further described in Item 5.07 below, at the Meeting, stockholders approved the 2024 Equity Incentive Plan (the "2024 EIP") and the 2024 Employee Stock Purchase Plan (the "2024 ESPP"). The Company's Board of Directors (the "Board") had previously approved the 2024 EIP and the 2024 ESPP, subject to stockholder approval.

Descriptions of the material terms of the 2024 EIP and the 2024 ESPP are contained in the sections entitled "Proposal No. 4: Approval of the GoPro, Inc. 2024 Equity Incentive Plan" and "Proposal No. 5: Approval of the GoPro, Inc. 2024 Employee Stock Purchase Plan" of the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on April 26, 2023 (the "Proxy Statement"). Those descriptions are incorporated into this Item 5.02 by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the 2024 EIP and the 2024 ESPP attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Present at the Meeting in person or by valid proxy were holders of 95,071,840 shares of Class A Common Stock, and holders of 250,360,700 shares of Class B Common Stock, or 88.06% of the eligible votes, and constituting a quorum. Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on April 10, 2023 (the “Record Date”) and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. At the Meeting, the Company’s stockholders voted on the following five proposals, each of which is described in more detail in the Company’s Proxy Statement:

1.To elect nine directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.    To approve the advisory (non-binding) resolution on executive compensation.
4. To approve the GoPro, Inc. 2024 Equity Incentive Plan.
5. To approve the GoPro, Inc. 2024 Employee Stock Purchase Plan.

The final results for each of these proposals are as follows:
Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nicholas Woodman	292,612,358	25,980,523	26,839,661
Tyrone Ahmad-Taylor	292,583,374	26,009,507	26,839,661
Kenneth Goldman	312,803,979	5,788,902	26,839,661
Peter Gotcher	316,635,442	1,957,439	26,839,661
Shaz Kahng	316,866,843	1,726,038	26,839,661
Alexander Lurie	316,178,607	2,414,274	26,839,661
Susan Lyne	292,308,392	26,283,949	26,839,661
Frederic Welts	292,553,479	26,039,402	26,839,661
Lauren Zalaznick	288,794,885	29,797,996	26,839,661

Each of the nine nominees was elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions

343,917,666	911,631	603,245

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. There were no broker non-votes on this matter.

Proposal 3: Approval of Advisory (Non-Binding) Resolution on Executive Compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
315,679,583	2,364,194	549,104	26,839,661

The stockholders approved the advisory (non-binding) resolution on executive compensation.

Proposal 4: Approval of the GoPro, Inc. 2024 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
276,626,883	41,295,751	670,247	26,839,661

The stockholders approved the GoPro, Inc. 2024 Equity Incentive Plan.

Proposal 5: Approval of the GoPro, Inc. 2024 Employee Stock Purchase Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
317,427,836	751,963	413,532	26,839,661

The stockholders approved the GoPro, Inc. 2024 Employee Stock Purchase Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	GoPro, Inc. 2024 Equity Incentive Plan and related form agreements.
10.2	GoPro, Inc. 2024 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated: June 9, 2023	By: /s/ Eve T. Saltman
Eve T. Saltman Senior Vice President, Corporate & Business Development, Chief Legal Officer and Secretary